As filed with the Securities and Exchange Commission on February  3, 2023
File No. 001-41572

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

STAR HOLDINGS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or registration)	37-6762818 (I.R.S. Employer Identification No.)
1114 Avenue of the Americas, 39th Floor New York, New York (Address of principal executive offices)	10036 (Zip Code)
(212) 930-9400
(Registrant’s telephone number, including area code)

with copies to:
Kathleen Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
(212) 878-8000
Securities to be registered pursuant to Section 12(b) of the Act:
Common shares of beneficial interest, par value $0.001 per share
(Title of class)
Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference herein.
Item 1.   Business
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Selected Historical Combined and Consolidated Financial Data — iStar Included Assets,” “Unaudited Pro Forma Combined and Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Our Manager and the Management Agreement,” “Management,” “Certain Relationships and Related Person Transactions,” “Description of Material Indebtedness,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.   Risk Factors
The information required by this item is contained under the sections of the information statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Those sections are incorporated herein by reference.
Item 2.   Financial Information
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Combined and Consolidated Financial Data — iStar Included Assets,” “Unaudited Pro Forma Combined and Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements.” Those sections are incorporated herein by reference.
Item 3.   Properties
The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties.” Those sections are incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.   Directors and Executive Officers
The information required by this item is contained under the sections of the information statement entitled “Our Manager and the Management Agreement” and “Management.” Those sections are incorporated herein by reference.
Item 6.   Executive Compensation
The information required by this item is contained under the section of the information statement entitled “Our Manager and the Management Agreement.” That section is incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections of the information statement entitled “Our Manager and the Management Agreement,” “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.   Legal Proceedings
The information required by this item is contained under the section of the information statement entitled “Business and Properties — Legal Proceedings.” That section is incorporated herein by reference.
Item 9.   Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Our Manager and the Management Agreement,” “Description of Our Shares of Beneficial Interest,” “Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws” and “Shares Eligible for Future Sale.” Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities
Not applicable.
Item 11.   Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “The Spin-Off,” “Description of Our Shares of Beneficial Interest,” “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws” and “Shares Eligible for Future Sale.” Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers
The information required by this item is contained under the section of the information statement entitled “Description of Our Shares of Beneficial Interest — Indemnification and Limitation of Trustees’ and Officers’ Liability.” That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data
The information required by this item is contained under the sections of the information statement entitled “Selected Historical Combined and Consolidated Financial Data — iStar Included Assets,” “Unaudited Pro Forma Combined and Consolidated Financial Statements,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Not applicable.
Item 15.   Financial Statements and Exhibits.
(a)   Financial Statements
The information required by this item includes (1) the information contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein, which is incorporated herein by reference; and (2) the Consolidated Financial Statements of Safehold Inc., which are incorporated by reference to Item 8 of Safehold Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (File No. 001-38122) filed with the SEC on February 15, 2022.

(b)   Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement, by and between iStar Inc. and Star Holdings.*
3.1	Form of Amended and Restated Declaration of Trust of Star Holdings.**
3.2	Form of Amended and Restated Bylaws of Star Holdings.**
10.1	Form of Management Agreement, by and between Star Holdings and Manager.*
10.2	Form of Governance Agreement, by and between Star Holdings and Safehold Inc.*
10.3	Form of Registration Rights Agreement, by and between Star Holdings and Safehold Inc.*
10.4	Form of Trustee and Officer Indemnification Agreement**
21.1	Subsidiaries of Star Holdings.*
99.1	Information Statement of Star Holdings, preliminary and subject to completion, dated February 3, 2023.**
99.2	Consolidated balance sheets of Safehold Inc. and subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for each of the three years in the period ended December 31, 2021 (incorporated by reference to Item 8 of Safehold Inc.’s Annual Report on Form 10-K filed February 15, 2022 (File No. 001-38122)).

*
Previously filed.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
STAR HOLDINGS
By:
/s/ Jay Sugarman

Name: Jay Sugarman
Title:  Chairman and Chief Executive Officer
Date: February 3, 2023